Containers Northwest Corporation
                           BLANKET PURCHASE COMMITMENT


Agreement
Castle Rock Spring Water (Buyer) and Containers Northwest Corporation (Seller) mutually agree as follows:

Effective on the date the first order is placed after agreement is executed until January 1, 2000, Buyer will purchase 100% of its PET containers or minimum requirements at the designated location included in Schedule A from Seller. Seller shall provide all containers requirements of the Buyer in accord with all information contained in this agreement.

Pricing Policy
The prices for items purchased under this agreement are as set forth on Schedule B and are based on a minimum volume commitment from Buyer as set forth in the schedule. Prices are firm for one year from acceptance of this agreement by Buyer and Seller, except that changes in the basic resin and corrugated prices paid by Containers Northwest Corporation (CNC) will be passed on to the Buyer at cost as an increase or decrease in Buyer's container price. Any adjustment in Buyer's price based on cost increase will be effective upon thirty (30) days written notice by Seller.

Notwithstanding, prices are subject to increase at each 12 month anniversary date, but not to exceed 1% of the then current selling price and only to the extent necessary to cover other production cost increases plus normal contribution.

All bottles are shipped F.O.B. Lathrop, CA when plant is fully operational. Seller to equalize freight difference to Buyer if bottles are shipped form other Seller points of manufacture. All prices are exclusive of any applicable federal, state and local taxes and California recycling fees.

Prices do not include the cost of dunnage; full credit will be given when dunnage is returned to Containers Northwest.

Competitive Pricing
CNC agrees that it will be competitive in pricing for the same type of Container, given same terms and conditions, provided that a competitive written proposal is presented to CNC within sixty (60) days of the receipt of the written proposal, and reflects that the competitor is capable of supplying at least 50% of the volume under this Agreement on an annualized basis stated herein. Such competitive price quotes cannot be presented to CNC more than once annually.


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Blanket Purchase Commitment
Cont.


Product Revisions
If during the term of this agreement, Buyer requests changes in specifications of the container supplied by Seller that result in an increase or decrease in cost to Seller; such price changes are to be passed on to the Buyer by Seller for the balance of the contract through a revision of the price specified herein. Also, any requested changes in the PET resin used or PET resin manufacturer must first be qualified and approved by Seller.

New Business
Any new PET packages which may be developed for any of the markets served under the terms and conditions of this supply agreement will be provided by Seller upon mutual agreement.

Terms
Payment terms are net 30 days. Purchase orders will be provided to CNC by each ship-to location. Each shipment will be separate and distinct; but if Buyer shall fail to pay within forty-five days, the Seller may, without prejudice to any other remedy, defer further shipments until payments are made, or cancel this agreement.

Warranties
Seller warrants that the containers will conform to the description and specifications contained in the attached schedule. The sole remedy of the Buyer with respect to any container that is not in conformity with such description shall be the replacement thereof except Seller shall be liable for any damage caused to Buyer's bottling equipment due to a defective bottle supplied by Seller. Any claim for replacement of defective materials shall be presented by Buyer within thirty (30) days of receipt of products.

There are no representations, warranties or guarantees of any nature, verbal or written, of either Buyer or Seller except as contained herein. All other warranties are expressly disclaimed. Buyer shall hold Seller harmless against any claims made by persons other than itself growing out of the use of the containers purchased hereunder.

Contingencies
Fires, strikes, accidents to machinery, failure of supply sources or any other contingencies beyond the reasonable control of the parties shall be sufficient excuse for any delay in shipment or consumption of the goods covered by this agreement. Accordingly, such interruptions will relieve the party form performance during the delay or interference.

Assignment
This agreement shall not be assigned without the prior written consent of the other party and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.


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Blanket Purchase Commitment
Cont.


Nonwaiver
The failure of either Buyer or Seller to enforce at any time or for any period of time any of its rights in this agreement shall not be construed as a waiver of such rights. In the event that either party resorts to litigation for the enforcement of its rights under this agreement, reasonable attorney fees and court costs of the prevailing party incurred in any and all proceedings shall be paid by the other party.

Execution
This agreement when signed by Buyer and Seller shall be executed. This agreement shall be governed by the laws of the State of Washington.

Product Description
See Schedule C for the complete listing of bottle specifications for those bottles to be supplied by CNC Containers Corporation at the outset of the agreement. Drawings of all bottles are attached except 1.0L and 1.5L label panel bottles to be included upon final revisions and acceptance.

Length of Agreement
The length of this agreement shall commence on execution and shall continue in force until January 1, 2000. The agreement shall continue for an additional year unless either party gives written notice of intent to renew for a longer period or not to renew.

Buyer reserves the right to self-manufacture bottles at any time with 120 days notice to Seller releasing Buyer from this agreement. Buyer will then be obligated to pay for any unamortized custom tooling or expenses which Seller has made on behalf of Buyer and Buyer has previously agreed to pay.

Additions

Agreed to the date below written:

Containers Northwest Corporation            Castle Rock Spring Water

By: /s/ signature illegible                 By: /s/ Paul A. Kassis
    ------------------------------              -------------------------------
Title: President & C.E.O.                   Title: President
       ---------------------------                 ----------------------------
Date:  April 16, 1997                       Date:  April 15, 1997
       ---------------------------                 ----------------------------


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                                   Schedule A

                               Geographic Location
                            Projected Annual Quantity

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Geographic Location:

         4121 Dunsmuir Avenue
         Dunsmuir, CA 96025


Minimum Projected Requirements

Size                                Quantity
----                                --------
12oz                            500,000 - 1,500,000
500ml                         4,000,000 - 7,000,000
20oz                          3,000,000 - 5,000,000
1 liter                       4,000,000 - 7,000,000
1.5 liter                     2,000,000 - 3,500,000
2.0 liter                       250,000 - 1,000,000


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                                   Schedule B

                        Containers Northwest Corporation
                                 PRICE QUOTATION
                          for Castle Rock Spring Water
                             Effective April 1, 1997

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All products are made of .80 IV and bottles are delivered bulk unlabelled.

Bottles                                                      Price/1000 Pieces
-------                                                      -----------------
12 ounce, 16 gram, 28 mm PCO                                       $59.40

500 ml, 18 gram, 28 mm PCO                                         $64.65

500 ml, 20.6 gram, 28mm PCO                                        $68.03

20 ounce, 20.6 gram, 28 mm PCO (stubby)                            $68.03

20 ounce, 24.5 gram, 28 mm PCO (tall)                              $71.25

1 liter, 28.5 gram, 28 mm 1716/PCO                                 $105.39

1.5 liter, 39 gram, 28 mm PCO                                      $116.83

2 liter, 57 gram, 38 mm 1690                                       $146.02

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The above prices are based on the following:

*        Terms are net thirty day

*        Freight is F.O.B. point of manufacture

* Resin and freight prices are as of April 1,1997; any increase or decreases in such costs will be passed on to the customer at cost.

* Price does not include dunnage; customer will receive full credit for dunnage when it is returned to C.N.C.


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                                   Schedule C

                              Bottle Specifications


[Schedule C contains several diagrams setting forth the bottle specifications.]


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